PriceSmart Announces First Quarter Results of Operations;
Trinidad Land Acquisition and December Sales Also Announced

San Diego, CA (January 8, 2009) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the first quarter of fiscal year 2009 which ended on November 30, 2008.

For the first quarter of fiscal year 2009, net warehouse sales increased 21.8% to $298.5 million from $245.2 million in the first quarter of fiscal year 2008.  Total revenue for the first quarter was $305.2 million compared to $250.4 million in the prior year.  The Company had 25 clubs in operation as of November 30, 2008 compared to 24 warehouse clubs in operation as of November 30, 2007.

The Company recorded operating income in the quarter of $14.9 million, compared to operating income of $10.2 million in the prior year.  Net income was $10.7 million, or $0.37 per diluted share, in the first quarter of fiscal 2009 compared to $6.7 million, or $0.23 per diluted share, in the first quarter of fiscal 2008.

On December 19, 2008, the Company acquired 30,959 square meters of land in the city of San Fernando, Trinidad upon which the Company plans to construct and operate a new PriceSmart warehouse club, which will be its fourth in Trinidad.  It is currently anticipated that the new PriceSmart warehouse club will open in the fall of 2009.  The Company also plans to develop a portion of the site as a commercial retail center, adjacent to the warehouse club.

The Company also announced that for the month of December 2008, net sales increased 14.8% to $140.8 million from $122.6 million in December a year earlier.  For the four months ended December 31, 2008, net sales increased 19.4% to $439.3 million from $367.8 million in the same period last year.  There were 25 warehouse clubs in operation at the end of December 2008 and 2007.

For the four weeks ended December 28, 2008, comparable warehouse sales for the 23 warehouse clubs open at least 12 full months increased 13.8% compared to the same four-week period last year.  For the seventeen-week period ended December 28, 2008, comparable warehouse sales increased 14.1% compared to the comparable seventeen-week period a year ago.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," "scheduled," and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own nearly one-half of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 12, 2008. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2008	2007
Revenues:
Sales:
Net warehouse club	$298,518	$245,189
Export	836	367
Membership income	4,325	3,742
Other income	1,529	1,113
Total revenues	305,208	250,411
Operating expenses:
Cost of goods sold:
Net warehouse club	254,426	208,511
Export	800	349
Selling, general and administrative:
Warehouse club operations	27,280	23,227
General and administrative	7,544	7,316
Preopening expenses	—	772
Asset impairment and closure costs	248	19
Total operating expenses	290,298	240,194
Operating income	14,910	10,217
Other income (expense):
Interest income	126	410
Interest expense	(581)	(59)
Other expense, net	(20)	(47)
Total other income (expense)	(475)	304
Income from continuing operations before provision for income taxes, loss of unconsolidated affiliates and minority interest	14,435	10,521
Provision for income taxes	(3,647)	(3,715)
Loss of unconsolidated affiliates	(5)	—
Minority interest	(66)	(130)
Income from continuing operations	10,717	6,676
Discontinued operations income (loss), net of tax	(19)	18
Net income	$10,698	$6,694
Basic income per share:
Continuing operations	$0.37	$0.23
Discontinued operations	$—	$—
Net income	$0.37	$0.23
Diluted income per share:
Continuing operations	$0.37	$0.23
Discontinued operations	$—	$—
Net income	$0.37	$0.23
Shares used in per share computations:
Basic	28,860	28,781
Diluted	29,111	29,494
Dividends per share:	$—	$—

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	N
	November 30, 2008	August 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$24,692	$48,121
Short-term restricted cash	533	536
Receivables, net of allowance for doubtful accounts of $9 and $11 in November and August of 2008, respectively	3,287	2,455
Merchandise inventories	134,304	113,894
Prepaid expenses and other current assets	18,400	16,669
Notes receivable – short term	2,068	2,104
Assets of discontinued operations	1,340	1,247
Total current assets	184,624	185,026
Long-term restricted cash	548	673
Property and equipment, net	209,739	199,576
Goodwill	38,836	39,248
Deferred tax assets	21,897	21,928
Other assets	3,756	3,512
Investment in unconsolidated affiliates	7,260	—
Total Assets	$466,660	$449,963
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$4,868	$3,473
Accounts payable	107,965	96,120
Accrued salaries and benefits	7,575	8,271
Deferred membership income	8,149	7,764
Income taxes payable	4,743	3,695
Common stock subject to put agreement	—	161
Other accrued expenses	11,770	11,877
Dividend payable	—	4,744
Long-term debt, current portion	2,704	2,737
Liabilities of discontinued operations	296	277
Total current liabilities	148,070	139,119
Deferred tax liability	1,237	1,376
Long-term portion of deferred rent	2,554	2,412
Accrued closure costs	3,664	3,489
Long-term income taxes payable, net of current portion	4,449	5,553
Long-term debt, net of current portion	22,273	23,028
Total liabilities	182,247	174,977
Minority interest	550	480
Stockholders’ Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,195,788 shares issued and 29,608,772 and 29,615,226 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	374,126	373,192
Tax benefit from stock-based compensation	4,565	4,563
Accumulated other comprehensive loss	(15,013)	(12,897)
Accumulated deficit	(66,812)	(77,510)
Less: treasury stock at cost; 587,016 shares as of November 30, 2008 and 580,562 as of August 31, 2008.	(13,006)	(12,845)
Total Stockholders’ Equity	283,863	274,506
Total Liabilities and Stockholders’ Equity	$466,660	$449,963